Exhibit 99.1

[LOGO] Answerthink

PRESS RELEASE

Contact:

Jack Brennan, CFO

(305) 375-8005 or jbrennan@answerthink.com

ANSWERTHINK ANNOUNCES SECOND QUARTER RESULTS

•	Revenues and pro forma EPS in line with previously provided guidance
•	Announces acquisition of Hyperion business analytics company

Miami, FL—July 29, 2003—Answerthink, Inc. (Nasdaq: ANSR) announced today its financial results for the second quarter of 2003, which ended July 4, 2003.

Revenues for the second quarter of 2003 were $31.5 million, compared to $46.4 million in the comparable period of 2002. On a GAAP basis, the Company’s net loss for the second quarter of 2003 was $0.13 per diluted share, compared to a net loss of $0.03 per diluted share, for the comparable period of 2002. The 2003 results included restructuring costs of $0.11 per diluted share related to an increase in previously established restructuring reserves for the closure and consolidation of facilities. The Company’s pro forma net loss for the second quarter of 2003 was $0.01 per diluted share, compared to a net loss of $0.01 per diluted share, in the second quarter of 2002. Pro forma information is a non-GAAP financial measure that is described and reconciled to the Company’s GAAP information in the accompanying tables.

For the first six months of 2003, revenues were $68.3 million compared to $96.1 million reported in the first six months of 2002. The Company’s net loss on a GAAP basis for the six-month period was $0.15 per diluted share, compared to a net loss of $0.71 per diluted share for the comparable period of 2002. The Company’s pro forma net loss for the first six months of 2003 was $0.02 per diluted share, compared to a net loss of $0.01 per diluted share in the 2002 period.

The Company’s cash balances, including restricted cash, were $65.4 million at the end of the second quarter of 2003. The Company also reported that it used approximately $2.6 million in cash during the second quarter of 2003 to repurchase approximately 1,234,000 shares of common stock under the previously announced share repurchase program. The Company has approximately $3.5 million available for future share repurchases under the share repurchase program.

The Company also announced today that it has purchased the assets of Beacon Analytics, Inc. Beacon Analytics is a business performance management consulting company focusing on the implementation of Hyperion software. The acquisition is expected to add approximately $8.0 million in annualized revenue and will further strengthen Answerthink’s ability to provide planning, reporting, and decision support solutions to its clients. Beacon’s principal industries include financial services, manufacturing, insurance, healthcare, retail and consumer products. Its primary markets include California, Texas, New York/New Jersey and Illinois.

“Answerthink has made steady progress over the past few quarters in two key areas. We have significantly expanded and enhanced the benchmarking and collaborative learning products offered by The Hackett Group. At the same time, we have dramatically improved our ability to utilize the wealth of Hackett best practices data at our disposal in our service offerings which delivers unique value to our clients,” said Answerthink’s Chairman and CEO, Ted A. Fernandez. “Companies are turning to us because we can help them gain powerful insight about their

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business performance within a time frame and price point they simply cannot get anywhere else. As a result, we believe that we are strongly positioned, despite the challenges that the business environment continues to offer.”

Based on the current economic outlook, the Company estimates total revenues for the third quarter of 2003 to be in the range of $31.5 million to $33.5 million. The Company also expects GAAP results to be in the range of a net loss of $0.01 per diluted share to net income of $0.03 per diluted share and pro forma results to be in the range of $0.00 per diluted share to net income of $0.03 per diluted share for the third quarter of 2003. Beginning in the third quarter, earnings estimates on a GAAP basis include the impact of the previously announced grant of approximately 4 million restricted stock units issued during the third quarter of 2003 which will vest over a four year period.

Service Expansion

Hackett Best Practices Conference—The Hackett Group held its 2003 Best Practices Conference. At the invitation-only event, delegates heard case studies from Alcoa, Hewlett-Packard, Intercontinental Hotels and other Hackett and Answerthink clients, dealing with how these companies are using best practices to achieve world-class performance in SG&A and in specific areas such as finance, information technology (IT), human resources and procurement.

Next-Generation IT Benchmark—The Hackett Group launched a new Information Technology Business Value Index (BVI) benchmark. The IT BVI helps clients identify and prioritize strategies to increase efficiency and strategic value, and to improve return on IT-related expenditures.

Hackett 2003 World-Class IT Profile—The Hackett Group released the results of its “2003 Profile of World-Class IT” research report. The report examines best practices used by world-class companies to deliver more value to their organizations By contrast, the report points out, three out of every ten major IT projects fail at average companies, and less than a quarter of average companies rate their IT organization as having the ability to react rapidly to changes in business goals and market conditions.

Rapid Insight BI Solution Framework—Answerthink introduced Rapid Insight, a business intelligence solution framework that quickly and easily adds powerful decision support capabilities and financial analytics to leading business applications. The solution combines the capabilities of leading financial analytics software with integrated proven best practices and business metrics from The Hackett Group to provide companies with clear insight into current performance and market trends, enabling executives to make smarter, faster, and more efficient decisions.

Lawson Alliance—Answerthink and Lawson Software announced an alliance designed to make it easier for corporate information technology organizations to use Lawson’s Service Process Optimization applications to implement IT best practices from the knowledge base of The Hackett Group. The Hackett Group also awarded best practices certification to Lawson’s Service Process Optimization applications under its new Hackett Certified Solution program.

Representative Client Engagements

Natural Gas Utility—A comprehensive financial transformation effort designed to generate fast-track improvements in business performance. The initial phase of the project will include a

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finance BVI benchmark from The Hackett Group. Answerthink’s transformation efforts will focus on three areas: optimization of finance and shared services processes; design of a fully-integrated planning, forecasting and working capital management process; and support for an economic value-added analysis being performed by Stern-Stewart, an Answerthink business partner. Answerthink will also assist the client with an update to the company’s financial control environment in support of Sarbanes-Oxley compliance activities.

Microelectronics Manufacturer—A contract for comprehensive SAP software and implementation services. Answerthink will help the company install an extended SAP solution initiating with an implementation of sales, financials, procurement, and sales and distribution modules. Subsequently, efforts will include implementation of modules for customer relationship management, production, materials management, shop floor control, environmental health & safety, and supply chain. The new system will be designed to improve integration, help the client control materials costs, enhance supplier collaboration, and support globalization needs.

Consumer Grocery Products Company—A global Oracle 11i footprint and implementation effort incorporating finance, supply chain, and human resources modules, utilizing Answerthink’s Best Practices Implementation approach. The work includes the creation of a global Oracle 11i application footprint for rollout to current and future business units. Work with this client was initiated with an IT benchmark, which helped identify key business requirements and assisted the client in its selection of Oracle. The current project is designed to implement best practices, improve standardization, enhance forecasting capabilities and position the company for future growth.

Sportswear Manufacturer—Lawson 8.0 upgrade and comprehensive business process review designed to improve ROI and support Sarbanes-Oxley compliance. The work will begin with an in-depth assessment of processes in finance, procurement, and HR utilizing Answerthink’s Best Practices Implementation approach, including future state visioning and identification of areas where the client can target world-class performance levels.

Diversified Industrial & Financial Services Company—Worldwide benchmark of SG&A activities encompassing more than 130 business units. Individual Hackett benchmarks will be executed in HR, IT, finance, procurement, corporate services, and sales and marketing. The client’s goal is to establish a baseline for SG&A costs and identify holistic, cross-functional opportunities for cost reduction.

International Home Care Products Manufacturer—A multi-year contract for multiple IT and finance Business Value Index benchmarks from The Hackett Group, and membership in Hackett’s collaborative learning program in global shared services. The client’s goals include streamlining IT outsourcing contracts and streamlining finance operations while expanding the use of shared services centers worldwide.

Investor Call Information

Answerthink will host a conference call for investors today at 5:00 P.M. ET to further discuss the earnings results for the second quarter and future outlook. To participate in the conference call, please dial (888) 577-8990 approximately 5-10 minutes before the call. International callers may dial (630) 395-0027. The passcode for the call is “Second Quarter” and the conference leader is Ted A. Fernandez. In addition, Answerthink will also be Webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com

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approximately 10 minutes prior to the start of the call and click on the conference call link provided.

If you are unable to participate in the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, July 29, 2003 and will run through 5:00 P.M. ET on Tuesday, August 5, 2003. To access the rebroadcast, please dial (888) 562-0218. International callers may dial (402) 998-1407. An online replay of the call will also be available after 8:00 P.M. ET on Tuesday, July 29, 2003 and will run through 5:00 P.M. ET on Tuesday, August 5, 2003. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, the world’s leading repository of enterprise best practice metrics and business process knowledge, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, technology integration, and offshore application maintenance and support. Founded in 1997, Answerthink has offices in 9 cities throughout the United States and in Europe.

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This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, the timing of projects and the potential for contract cancellation by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates, the risk that the Internal Revenue Service or the courts may not accept the amount or nature of one or more items of deduction, loss, income or gain as reported by Answerthink for tax purposes and the possible outcome of pending litigation and our actions in connection with such litigation as well as other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.

Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	July 4, 2003	June 28, 2002	July 4, 2003	June 28, 2002
Revenues:
Revenues before reimbursements	$27,987	$41,091	$60,843	$84,536
Reimbursements	3,510	5,273	7,439	11,516

Total revenues	31,497	46,364	68,282	96,052
Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	18,038	27,615	39,600	56,841
Reimbursable expenses	3,510	5,273	7,439	11,516

Total project personnel and expenses	21,548	32,888	47,039	68,357
Selling, general and administrative expenses	11,036	14,083	23,576	28,494
Restructuring costs	4,875	—	4,875	—

Total costs and operating expenses	37,459	46,971	75,490	96,851

Loss from operations	(5,962)	(607)	(7,208)	(799)
Other income (expense):
Interest income	138	173	362	329
Interest expense	—	(47)	—	(93)

Loss before income taxes, loss from discontinued operations and cumulative effect of change in accounting principle	(5,824)	(481)	(6,846)	(563)
Income taxes	150	(1,025)	150	(1,641)

Income (loss) from continuing operations	(5,974)	544	(6,996)	1,078
Loss from discontinued operations	—	(2,082)	—	(3,539)

Loss before cumulative effect of change in accounting principle	(5,974)	(1,538)	(6,996)	(2,461)
Cumulative effect of change in accounting principle(1)	—	—	—	(31,200)

Net loss	$(5,974)	$(1,538)	$(6,996)	$(33,661)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$(0.13)	$0.01	$(0.15)	$0.02
Loss from discontinued operations	$—	$(0.04)	$—	$(0.07)
Cumulative effect of change in accounting principle	$—	$—	$—	$(0.68)
Net loss per common share	$(0.13)	$(0.03)	$(0.15)	$(0.73)
Weighted average common shares outstanding	45,326	46,547	45,811	46,207
Diluted net income (loss) per common share:(2)
Income (loss) from continuing operations	$(0.13)	$0.01	$(0.15)	$0.02
Loss from discontinued operations	$—	$(0.04)	$—	$(0.07)
Cumulative effect of change in accounting principle	$—	$—	$—	$(0.66)
Net loss per common share	$(0.13)	$(0.03)	$(0.15)	$(0.71)
Weighted average common and common equivalent shares outstanding	45,326	47,341	45,811	47,276
Pro forma data:(3)
Loss before income taxes, loss from discontinued operations and cumulative effect of change in accounting principle	$(5,824)	$(481)	$(6,846)	$(563)
Restructuring costs	4,875	—	4,875	—
Amortization of intangible assets	113	45	211	89

Pro forma loss before income taxes	(836)	(436)	(1,760)	(474)
Pro forma income taxes	(334)	(174)	(704)	(190)

Pro forma loss	$(502)	$(262)	$(1,056)	$(284)

Pro forma basic net loss per common share	$(0.01)	$(0.01)	$(0.02)	$(0.01)
Weighted average common shares outstanding	45,326	46,547	45,811	46,207
Pro forma diluted net loss per common share	$(0.01)	$(0.01)	$(0.02)	$(0.01)
Weighted average common and common equivalent shares outstanding	45,326	47,341	45,811	47,276

(1)	The Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, during the first quarter of 2002. This accounting rule eliminated the amortization of goodwill and changed the method of determining whether there is a goodwill impairment from an undiscounted cash flow method to a fair value method. As a result of the adoption of this standard, the Company incurred a non-cash transitional charge of $31.2 million in the first quarter of 2002 due to the cumulative effect of the change in accounting principle.

(2)	Potentially dilutive shares were excluded from the diluted loss per share calculation for the quarter and six months ended July 4, 2003 as their effects would have been anti-dilutive to the loss incurred by the Company. The total number of weighted average common and common equivalent shares outstanding, including any anti-dilutive shares, for the quarter and six months ended July 4, 2003 were 45,463 and 46,039 shares, respectively.

(3)	The Company provides pro forma earnings results (which exclude amortization and impairment of intangible assets, non-cash compensation, change in accounting principle, loss from discontinued operations and restructuring charges, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 4, 2003	January 3, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,457	$63,419
Restricted cash	2,914	2,909
Accounts receivable and unbilled revenue, net	23,251	24,159
Prepaid expenses and other current assets	4,732	14,678

Total current assets	93,354	105,165
Property and equipment, net	10,271	11,790
Other assets	1,852	1,686
Goodwill, net	26,720	26,720

Total assets	$132,197	$145,361

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,255	$5,684
Accrued expenses and other liabilities	25,728	26,630

Total current liabilities	29,983	32,314

Shareholders’ equity	102,214	113,047

Total liabilities and shareholders’ equity	$132,197	$145,361

Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	2003		2002
	Q2	Q1	Q2
Revenue Breakdown by Group:
(in thousands)
Business Applications	$16,114	$20,055	$26,686
Technology Integration	7,745	8,851	11,503
Business Transformation	5,061	5,270	6,562
The Hackett Group	2,577	2,609	1,613

Total revenues	$31,497	$36,785	$46,364

Revenue Concentration:
(% of total revenues)
Top customer	9%	10%	17%
Top 5 customers	31%	38%	42%
Top 10 customers	42%	51%	53%

Key Metrics and Other Financial Data:
Consultant utilization rate	65%	68%	59%
Gross billing rate per hour	$186	$184	$185
Net billing rate per hour	$165	$164	$164
Consultant headcount	469	540	750
Total headcount	593	678	895
Days sales outstanding (DSO)	67	57	63
Cash provided by (used in) operations (in thousands)	$7,023	$(3,436)	$(937)
Depreciation and amortization (in thousands)	$1,174	$1,226	$1,262

Share Repurchase Program:
Shares purchased since inception (in thousands)	3,093	1,859	n/a
Cost of shares repurchased since inception (in thousands)	$6,503	$3,872	n/a
Average per share cost of shares purchased since inception	$2.10	$2.08	n/a
Remaining authorization (in thousands)	$3,497	n/a	n/a